Dentsply Sirona Reports Third Quarter 2018 Results; Announces Restructuring Plan to Drive Value-Creation

• Reported Q3 revenues of $928.4 million, down 8.0% compared to prior year; constant currency decline1 of 5.9%
• Q3 2018 GAAP EPS of $0.13 vs. $0.39 in Q3 2017. Q3 2018 Non-GAAP EPS of $0.38 compared with Non-GAAP EPS of $0.70 in Q3 2017
• The Company updated 2018 guidance and now anticipates 2018 Non-GAAP adjusted EPS at or slightly below the low end of the previous guidance range of $2.00 to $2.152
• Restructuring expected to result in $200-$225 million of net annual cost savings by 2021 and to result in one-time expenditures and charges of approximately $275 million

YORK, Pa., November 8, 2018 - DENTSPLY SIRONA Inc. (“Dentsply Sirona”) (Nasdaq: XRAY), the Dental Solutions Company, today announced its financial results for the three months ended September 30, 2018.

The Company also announced that it is implementing a comprehensive plan to accelerate revenue growth, improve margins and simplify the business. The plan includes a restructuring that is anticipated to achieve $200-$225 million in net annual cost savings by 2021, through streamlining the organization and consolidating functions. The execution of the plan is anticipated to result in annualized topline growth of 3-4%, an adjusted operating income margin of 20% by the end of 2020, and an adjusted operating income margin of 22% by 2022. The plan anticipates a net reduction in global workforce of approximately 6-8%.

Third Quarter 2018 Financial Results
Reported net sales of $928.4 million declined 8.0% compared to $1,009.2 million in the third quarter of 2017, and declined 6.5% on an internal basis. Net income attributable to Dentsply Sirona for the third quarter of 2018 was $28.0 million, or $0.13 per diluted share, compared to net income of $90.6 million, or $0.39 per diluted share, in the third quarter of 2017.  On an adjusted basis, excluding certain items, non-GAAP net earnings per diluted share were $0.38 compared to $0.70 in the third quarter of 2017. A reconciliation of the non-GAAP measures to earnings per share calculated on a US-GAAP basis is provided in the attached tables.

Technology & Equipment revenues declined by 11.3% in the third quarter of 2018 as revenues were impacted by a significant amount of inventory destocking in the third quarter. This destocking, combined with a high level of inventory stocking in the third quarter of 2017, drove the revenue decline. Excluding inventory stocking and destocking in both quarters, Technology & Equipment third quarter internal revenues would have increased as compared to the third quarter of the prior year, reflective of solid underlying retail demand, particularly in the U.S.  Third quarter Consumable revenue growth was impacted by a short-term disruption stemming from the consolidation of our distribution infrastructure in Venlo, the Netherlands. The Company has put in place a program to remediate the disruption and expects Consumable revenue growth to soon return to its normal growth trajectory.

Comprehensive Plan & Restructuring – Path to Durable Value-Creation
Over the last six months, the Dentsply Sirona management team has conducted an extensive diagnosis of the market, the Company and its performance.  Based on the conclusions of this review, the Board and the management team remain very optimistic about the underlying dental industry, the Company’s unique position and the opportunity to create sustainable value for its shareholders.  To improve performance, the Board and management team have developed a comprehensive plan with the help of leading third-party advisors, designed to achieve annualized topline growth of 3-4% on a consistent basis, and adjusted operating income margin of 20% by the end of 2020, with continued expansion thereafter.

Dentsply Sirona’s plan will focus on:

Establishing Consistent Topline Growth by:

• Streamlining sales and marketing
• Prioritizing Research and Development activities across the organization to drive more substantial innovation
• Enhancing sales force effectiveness with proprietary segmenting, targeting and call planning analytics that will link all sales operations, direct and indirect selling activities
• Building on Dentsply Sirona’s industry leading clinical education programs that will include training academies, similar to Charlotte, NC and Bensheim, Germany, and enhance our digital continuing education and major educational events
• Continuing to focus on emerging markets

Aggressively Improving Margins While Simplifying the Organization
The Company is working to return margins to pre-merger levels by reducing its cost structure and managing its portfolio of market leading assets. As part of the restructuring plan, the Company will:

• Consolidate the Company’s Dental Strategic Business Units (SBUs) organization from 10 to 4 units to better unlock the synergies that exist within the various businesses. The Company will continue to report the existing Technology & Equipment and Consumable segments
• Optimize its corporate infrastructure to support its enhanced business model
• Show progress on operating expenses, with spending in 2019 lower than 2018
• Reduce global workforce by approximately 6-8% (net)
• Target $200-$225 million in net annual cost savings by 2021

The Company’s priorities also include evaluating non-core and underperforming businesses, utilizing free cash flow generation and excess balance sheet capacity to return cash to shareholders, and reviewing additional longer-term cost savings opportunities.

Don Casey, Chief Executive Officer of Dentsply Sirona, commented: “We fully realize that our recent performance has been unacceptable and that is why we are taking aggressive action to grow revenues, expand margins and simplify the organization.  During the implementation of the program, we have prioritized maintaining the Company’s revenue stream and serving our customers, including leveraging our existing infrastructure and outside resources to coordinate our activities. We are dedicated to supporting our talented teams through this important and much-needed transformation,” Mr. Casey continued. “Our path forward will require making difficult decisions, but nevertheless, we are confident that the steps announced today will ensure growth over the long-term, and drive significant value for our shareholders."

The Company expects to incur approximately $275 million in one-time expenditures and charges. The Company announced that it will not host an Investor Day in the fourth quarter of 2018, as the management team prioritizes its efforts on executing its plan.

Guidance
As a result of weaker than expected performance in the third quarter of 2018, management now anticipates 2018 adjusted EPS at or slightly below the low end of the previously announced guidance range of $2.00 to $2.15 per diluted share. 2018 guidance assumes a constant currency revenue decline of approximately 2% for the full year.

Conference Call/Webcast Information
Dentsply Sirona’s management team will host an investor conference call and live webcast on Thursday, November 8th beginning at 5:00 pm EST.

Investors can access the webcast via a link on Dentsply Sirona’s web site at www.dentsplysirona.com. For those planning to participate on the call, please dial +1-877-370-7637 for domestic calls, or +1-629-228-0723 for international calls. The Conference ID # is 1675654. A replay of the conference call will be available online on the Dentsply Sirona web site, and a dial-in replay will be available for one week following the call at +1-855-859-2056 (for domestic calls) or +1-404-537-3406 (for international calls), replay passcode # 1675654.

About Dentsply Sirona
Dentsply Sirona is the world’s largest manufacturer of professional dental products and technologies, with over a century of innovation and service to the dental industry and patients worldwide. Dentsply Sirona develops, manufactures, and markets a comprehensive solutions offering including dental and oral health products as well as other consumable medical devices under a strong portfolio of world class brands. As The Dental Solutions Company, Dentsply Sirona’s products provide innovative, high-quality and effective solutions to advance patient care and deliver better, safer and faster dentistry. Dentsply Sirona’s global headquarters is located in York, Pennsylvania. The Company’s shares are listed in the United States on Nasdaq under the symbol XRAY. Visit www.dentsplysirona.com for more information about Dentsply Sirona and its products.

Contact Information:

Investors:
John P. Sweeney
VP, Investor Relations
+1-717-849-7863
John.Sweeney@dentsplysirona.com

Media:
Sard Verbinnen & Co
Chris Kittredge/Warren Rizzi
+1-212-687-8080
DentsplySirona-SVC@sardverb.com

Forward-Looking Statements and Associated Risks

Information the Company has included or incorporated by reference in this release, and information which may be contained in other filings with the U.S. Securities and Exchange Commission ("SEC") as well as press releases or other public statements, contains or may contain forward-looking statements. These forward-looking statements include, among other things, statements about the Company’s plans, objectives, expectations (financial or otherwise) or intentions.

The Company’s forward-looking statements involve risks and uncertainties. Actual results may differ significantly from those projected or suggested in any forward-looking statements. The Company does not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events. Any number of factors could cause the Company’s actual results to differ materially from those contemplated by any forward-looking statements, including, but not limited to, the risks associated with the following:

• the Company’s ability to remain profitable in a very competitive marketplace, which depends upon the Company’s ability to differentiate its products and services from those of competitors

• the Company’s failure to realize assumptions and projections which may result in the need to record additional impairment charges

• the effect of changes to the Company’s distribution channels for its products and the failure of significant distributors of the Company to effectively manage their inventories or purchase required minimum quantities of products

• the Company’s ability to control costs and failure to realize expected benefits of cost reduction and restructuring efforts

• the effect of changes in the Company’s management and personnel

• the Company’s failure to anticipate and appropriately adapt to changes or trends within the rapidly changing dental industry

• changes in applicable laws, rules or regulations, or their interpretation or enforcement, or the enactment of new laws, rules or regulations, which apply to the Company’s business practices (past, present or future) or require the Company to spend significant resources for compliance

• the Company’s failure to execute on, or other issues arising under, certain key client contracts

• a significant failure or disruption in service within the Company’s operations or the operations of key distributors

• the Company’s failure to successfully integrate the business operations or achieve the anticipated benefits from any acquired businesses

• results in pending and future litigation, investigations or other proceedings which could subject the Company to significant monetary damages or penalties and/or require us to change our business practices, or the costs incurred in connection with such proceedings

• the Company’s failure to attract and retain talented employees, or to manage succession and retention for its Chief Executive Officer or other key executives

• the impact of the Company’s debt service obligations on the availability of funds for other business purposes, the terms of and required compliance with covenants relating to the Company’s indebtedness and its access to the credit markets in general

• general economic conditions

• other risks described from time to time in the Company’s filings with the SEC

You should carefully consider these and other relevant factors, including those risk factors in Part I, Item 1A, (“Risk Factors”) in the Company's most recent Form 10-K and Part II, Item 1A of the Company’s recent Form 10-Q, and information which may be contained in the Company’s other filings with the SEC, when reviewing any forward-looking statement. The Company notes these factors for investors as permitted under the Private Securities Litigation Reform Act of 1995. Investors should understand it is impossible to predict or identify all such factors or risks. As such, you should not consider either foregoing lists, or the risks identified in the Company’s SEC filings, to be a complete discussion of all potential risks or uncertainties.

[1] Non-GAAP adjusted EPS, constant currency growth and results are non-GAAP financial measures that exclude certain items. Please refer to the disclosure at the end of the release. For a reconciliation of constant currency growth to internal revenue growth please see supplemental tables at the end of the release.
[2] Our guidance is presented on a non-GAAP basis, as it does not include the impact of prospective acquisitions, acquisitions announced but not yet closed and other non-GAAP items, including restructuring costs, many of which are difficult to predict. Therefore, we cannot provide a full reconciliation of these measures. The Company is unable at this time to address the probable significance of all of the unavailable information.

Non-US GAAP Financial Measures

In addition to the results reported in accordance with US GAAP, the Company provides adjusted net income attributable to Dentsply Sirona and adjusted earnings per diluted common share (“adjusted EPS”). The Company discloses adjusted net income attributable to Dentsply Sirona to allow investors to evaluate the performance of the Company’s operations exclusive of certain items that impact the comparability of results from period to period and may not be indicative of past or future performance of the normal operations of the Company and certain large non-cash charges related to purchased intangible assets. The Company believes that this information is helpful in understanding underlying operating trends and cash flow generation.

The principal measurements used by the Company in evaluating its business are: (1) constant currency sales growth by segment and geographic region; (2) internal sales growth by segment and geographic region; and (3) adjusted operating income and margins of each reportable segment, which excludes the impacts of purchase accounting, corporate expenses, and certain other items to enhance the comparability of results period to period. These principal measurements are not calculated in accordance with accounting principles generally accepted in the United States; therefore, these items represent non-US GAAP measures. These non-US GAAP measures may differ from other companies and should not be considered in isolation from, or as a substitute for, measures of financial performance prepared in accordance with US GAAP.

The Company defines “constant currency sales growth” as the increase or decrease in net sales from period to period excluding precious metal content and the impact of changes in foreign currency exchange rates. This impact is calculated by comparing current-period revenues to prior-period revenues, with both periods converted at the U.S. dollar to local currency foreign exchange rate for each month of the prior period, for the currencies in which the Company does business.

The Company defines “internal sales growth” as constant currency sales growth excluding the impacts of net acquisitions and divestitures, merger accounting impacts and discontinued products.

Management also believes that the presentation of net sales, excluding precious metal content, provides useful information to investors because a portion of Dentsply Sirona’s net sales is comprised of sales of precious metals generated through sales of the Company’s precious metal dental alloy products, which are used by third parties to construct crown and bridge materials. Due to the fluctuations of precious metal prices and because the cost of the precious metal content of the Company’s sales is largely passed through to customers and has minimal effect on earnings, Dentsply Sirona reports net sales both with and without precious metal content to show the Company’s performance independent of precious metal price volatility and to enhance comparability of performance between periods. The Company uses its cost of precious metal purchased as a proxy for the precious metal content of sales, as the precious metal content of sales is not separately tracked and invoiced to customers. The Company believes that it is reasonable to use the cost of precious metal content purchased in this manner since precious metal dental alloy sale prices are typically adjusted when the prices of underlying precious metals change.

Adjusted net income and adjusted EPS are important internal measures for the Company. Senior management receives a monthly analysis of operating results that includes adjusted net income and adjusted EPS and the performance of the Company is measured on this basis along with other performance metrics.

The adjusted net income attributable to Dentsply Sirona consists of net income attributable to Dentsply Sirona adjusted to exclude the following:

(1) Business combination related costs and fair value adjustments. These adjustments include costs related to integrating and consummating mergers and recently acquired businesses, as well as costs, gains and losses related to the disposal of businesses or significant product lines. In addition, this category includes the roll off to the consolidated statement of operations of fair value adjustments related to business combinations, except for amortization expense noted below. These items are irregular in timing and as such may not be indicative of past and future performance of the Company and are therefore excluded to allow investors to better understand underlying operating trends.
(2) Restructuring program related costs and other costs. These adjustments include costs related to the implementation of restructuring initiatives as well as certain other costs. These costs can include, but are not limited to, severance costs, facility closure costs, lease and contract terminations costs, related professional service costs, duplicate facility and labor costs associated with specific restructuring initiatives, as well as, legal settlements and impairments of assets. These items are irregular in timing, amount and impact to the Company’s financial performance. As such, these items may not be indicative of past and future performance of the Company and are therefore excluded for the purpose of understanding underlying operating trends.
(3) Amortization of purchased intangible assets. This adjustment excludes the periodic amortization expense related to purchased intangible assets. Amortization expense has been excluded from adjusted net income attributed to Dentsply Sirona to allow investors to evaluate and understand operating trends excluding these large non-cash charges.
(4) Credit risk and fair value adjustments. These adjustments include both the cost and income impacts of adjustments in certain assets and liabilities including the Company’s pension obligations, that are recorded through net income which are due solely to the changes in fair value and credit risk. These items can be variable and driven more by market conditions than the Company’s operating performance. As such, these items may not be indicative of past and future performance of the Company and therefore are excluded for comparability purposes.
(5) Gain on sale of marketable securities. This adjustment represents the gain on the sale of marketable securities held by the Company. The gain has been excluded from adjusted net income attributed to Dentsply Sirona to allow investors to evaluate and understand operating trends excluding this gain.
(6) Income tax related adjustments. These adjustments include both income tax expenses and income tax benefits that are representative of income tax adjustments mostly related to prior periods, as well as the final settlement of income tax audits, and discrete tax items resulting from the implementation of restructuring initiatives and the vesting and exercise of employee share-based compensation. These adjustments are irregular in timing and amount and may significantly impact the Company’s operating performance. As such, these items may not be indicative of past and future performance of the Company and therefore are excluded for comparability purposes.
Adjusted earnings per diluted common share is calculated by dividing adjusted net income attributable to Dentsply Sirona by diluted weighted-average common shares outstanding. Adjusted net income attributable to Dentsply Sirona and adjusted earnings per diluted common share are considered measures not calculated in accordance with US GAAP, and therefore are non-US GAAP measures. These non-US GAAP measures may differ from other companies. Income tax related adjustments may include the impact to adjust the interim effective income tax rate to the expected annual effective tax rate. The non-US GAAP financial information should not be considered in isolation from, or as a substitute for, measures of financial performance prepared in accordance with US GAAP.

DENTSPLY SIRONA INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share amounts and percentages)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017

Net sales	$928.4	$1,009.2	$2,926.6	$2,902.4
Net sales, excluding precious metal content	920.6	999.8	2,899.1	2,872.2

Cost of products sold	452.3	450.2	1,383.6	1,307.2

Gross profit	476.1	559.0	1,543.0	1,595.2
% of Net sales	51.3%	55.4%	52.7%	55.0%
% of Net sales, excluding precious metal content	51.7%	55.9%	53.2%	55.5%

Selling, general and administrative expenses	418.5	430.5	1,285.9	1,252.8

Goodwill impairment	—	—	1,085.8	1,092.9

Restructuring and other costs	12.1	20.6	211.2	105.4

Operating income (loss)	45.5	107.9	(1,039.9)	(855.9)
% of Net sales	4.9%	10.7%	(35.5)%	(29.5)%
% of Net sales, excluding precious metal content	4.9%	10.8%	(35.9)%	(29.8)%

Net interest and other expense (income)	13.8	10.3	(4.1)	34.7

Income (loss) before income taxes	31.7	97.6	(1,035.8)	(890.6)

Provision (benefit) for income taxes	4.2	7.1	(23.4)	9.5

Net income (loss)	27.5	90.5	(1,012.4)	(900.1)
% of Net sales	3.0%	9.0%	(34.6)%	(31.0)%
% of Net sales, excluding precious metal content	3.0%	9.1%	(34.9)%	(31.3)%

Less: Net (loss) income attributable to noncontrolling interests	(0.5)	(0.1)	0.4	(0.5)

Net income (loss) attributable to Dentsply Sirona	$28.0	$90.6	$(1,012.8)	$(899.6)

% of Net sales	3.0%	9.0%	(34.6)%	(31.0)%
% of Net sales, excluding precious metal content	3.0%	9.1%	(34.9)%	(31.3)%

Net income (loss) per common share attributable to Dentsply Sirona:
Basic	$0.13	$0.39	$(4.50)	$(3.92)
Diluted	$0.13	$0.39	$(4.50)	$(3.92)

Weighted average common shares outstanding:
Basic	222.4	229.5	224.9	229.6
Diluted	223.7	233.1	224.9	229.6

DENTSPLY SIRONA INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)
(unaudited)

	September 30, 2018	December 31, 2017

Assets
Current Assets:

Cash and cash equivalents	$233.1	$320.6
Accounts and notes receivable-trade, net	702.0	746.2
Inventories, net	672.0	623.1
Prepaid expenses and other current assets, net	295.7	312.6

Total Current Assets	1,902.8	2,002.5

Property, plant and equipment, net	865.7	876.0
Identifiable intangible assets, net	2,488.0	2,800.7
Goodwill, net	3,443.6	4,539.2
Other noncurrent assets, net	69.1	156.1

Total Assets	$8,769.2	$10,374.5

Liabilities and Equity
Current Liabilities:
Accounts payable	$287.8	$284.4
Accrued liabilities	568.5	585.8
Income taxes payable	69.0	54.2
Notes payable and current portion of long-term debt	154.8	30.1

Total Current Liabilities	1,080.1	954.5

Long-term debt	1,574.8	1,611.6
Deferred income taxes	513.7	718.0
Other noncurrent liabilities	446.3	462.5

Total Liabilities	3,614.9	3,746.6

Total Equity	5,154.3	6,627.9

Total Liabilities and Equity	$8,769.2	$10,374.5

DENTSPLY SIRONA INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(unaudited)

	Nine Months Ended September 30,
	2018	2017
Cash flows from operating activities:
Net loss	$(1,012.4)	$(900.1)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	103.4	93.9
Amortization of intangible assets	149.7	140.5
Amortization of deferred financing costs	2.0	1.9
Deferred income taxes	(97.9)	(46.3)
Stock based compensation expense	15.1	40.8
Restructuring and other costs - non-cash	19.2	11.6
Goodwill impairment	1,085.8	1,092.9
Indefinite-lived intangible asset impairment	179.2	79.8
Other non cash (income)	(2.0)	(1.6)
Loss on disposal of property, plant and equipment	2.7	2.3
Gain on sale of equity security	(44.1)	—
Changes in operating assets and liabilities, net of acquisitions:
Accounts and notes receivable-trade, net	25.1	(57.6)
Inventories, net	(83.3)	(67.3)
Prepaid expenses and other current assets, net	(47.3)	(60.2)
Other noncurrent assets, net	(10.3)	4.3
Accounts payable	10.1	9.1
Accrued liabilities	(7.1)	46.8
Income taxes	13.2	(24.1)
Other noncurrent liabilities	(3.5)	6.3
Net cash provided by operating activities	297.6	373.0

Cash flows from investing activities:
Capital expenditures	(130.6)	(98.6)
Purchase of short term investments	(0.1)	(2.3)
Cash paid for acquisitions of businesses and equity investments, net of cash acquired	(130.5)	(135.9)
Proceeds from sale of equity security	54.1	—
Cash received on derivative contracts	3.7	6.5
Cash paid on derivative contracts	(2.4)	—
Expenditures for identifiable intangible assets	(5.5)	(6.7)
Purchase of Company-owned life insurance policies	—	(0.9)
Proceeds from sale of property, plant and equipment, net	6.3	2.1
Net cash used in investing activities	(205.0)	(235.8)

Cash flows from financing activities:
Increase in short-term borrowings	124.3	1.4
Cash paid for treasury stock	(250.2)	(151.4)
Cash dividends paid	(59.1)	(58.2)
Proceeds from long-term borrowings	0.3	2.9
Repayments on long-term borrowings	(9.3)	(16.2)
Proceeds from exercise of stock options	22.8	52.9
Net cash used in financing activities	(171.2)	(168.6)

Effect of exchange rate changes on cash and cash equivalents	(8.9)	17.5
Net decrease in cash and cash equivalents	(87.5)	(13.9)
Cash and cash equivalents at beginning of period	320.6	383.9
Cash and cash equivalents at end of period	$233.1	$370.0

DENTSPLY SIRONA INC. AND SUBSIDIARIES
(In millions, except percentages)
(unaudited)

A reconciliation of reported net sales to non-US GAAP net sales, excluding precious metal content, is as follows:

	Three Months Ended September 30,
(in millions, except percentages)	2018	2017	Variance %

Net sales	$928.4	$1,009.2	(8.0)%
Less: precious metal content of sales	7.8	9.4	(17.0)%
Net sales, excluding precious metal content	920.6	999.8	(7.9)%
Acquisition/merger related adjustments (a)	3.2	1.0	NM
Non-US GAAP, net sales, excluding precious metal content	$923.8	$1,000.8	(7.7)%
Foreign exchange impact			(1.8)%
Constant currency growth			(5.9)%
Acquisitions			0.6%
Internal sales growth			(6.5)%
(a) For 2018, amounts represent an adjustment to reflect deferred revenue that was eliminated under business combination accounting standards. For 2017, amounts represents an adjustment to reflect deferred subscription and warranty revenue that was eliminated under business combination accounting standards to make the non-U.S. GAAP results comparable.

	Three Months Ended September 30, 2018				Q3 2018 Growth				Three Months Ended September 30, 2017
(in millions, except percentages)	US	Europe	ROW	Total	US	Europe	ROW	Total	US	Europe	ROW	Total

Net sales	$328.7	$348.8	$250.9	$928.4	(9.6)%	(9.8)%	(3.1)%	(8.0)%	$363.8	$386.6	$258.8	$1,009.2
Less: precious metal content of sales	1.3	5.6	0.9	7.8					1.5	7.0	0.9	9.4
Net sales, excluding precious metal content	327.4	343.2	250.0	920.6	(9.6)%	(9.6)%	(3.1)%	(7.9)%	362.3	379.6	257.9	999.8
Acquisition/merger related adjustments (a)	3.2	—	—	3.2					1.0	—	—	1.0
Non-US GAAP, net sales, excluding precious metal content	$330.6	$343.2	$250.0	$923.8	(9.0)%	(9.6)%	(3.1)%	(7.7)%	$363.3	$379.6	$257.9	$1,000.8
Foreign exchange impact					—%	(1.2)%	(4.9)%	(1.8)%
Constant currency growth					(8.8)%	(8.4)%	1.8%	(5.9)%
Acquisitions					1.2%	—%	0.3%	0.6%
Internal sales growth					(10.0)%	(8.4)%	1.5%	(6.5)%
(a) For 2018, amounts represent an adjustment to reflect deferred revenue that was eliminated under business combination accounting standards. For 2017, amounts represents an adjustment to reflect deferred subscription and warranty revenue that was eliminated under business combination accounting standards to make the non-U.S. GAAP results comparable.

	Three Months Ended September 30, 2018			Q3 2018 Growth			Three Months Ended September 30, 2017
(in millions, except percentages)	Consumables	Technologies & Equipment	Total	Consumables	Technologies & Equipment	Total	Consumables	Technologies & Equipment	Total

Net sales	$433.2	$495.2	$928.4	(3.9)%	(11.3)%	(8.0)%	$450.7	$558.5	$1,009.2
Less: precious metal content of sales	—	7.8	7.8				—	9.4	9.4
Net sales, excluding precious metal content	433.2	487.4	920.6	(3.9)%	(11.2)%	(7.9)%	450.7	549.1	999.8
Acquisition/merger related adjustments (a)	3.2	—	3.2				—	1.0	1.0
Non-US GAAP, net sales, excluding precious metal content	$436.4	$487.4	$923.8	(3.2)%	(11.4)%	(7.7)%	$450.7	$550.1	$1,000.8
Foreign exchange impact				(1.4)%	(2.0)%	(1.8)%
Constant currency growth				(1.8)%	(9.4)%	(5.9)%
Acquisitions				1.2%	(0.1)%	0.6%
Internal sales growth				(3.0)%	(9.3)%	(6.5)%
(a) For 2018, amounts represent an adjustment to reflect deferred revenue that was eliminated under business combination accounting standards. For 2017, amounts represents an adjustment to reflect deferred subscription and warranty revenue that was eliminated under business combination accounting standards to make the non-U.S. GAAP results comparable.

DENTSPLY SIRONA INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(In millions)
(unaudited)

	GAAP								NON-GAAP
	Three Months Ended September 30, 2018	Amortization of Purchased Intangible Assets	Restructuring Program Related Costs and Other Costs	Business Combination Related Costs and Fair Value Adjustments	Credit Risk and Fair Value Adjustments	Tax Impact of Non-US GAAP Adjustments	Income Tax Related Adjustments	Total Non-GAAP Adjustments	Three Months Ended September 30, 2018

NET SALES	$928.4	—	—	3.2	—	—	—	$3.2	$931.6
NET SALES-without precious metals	920.6	—	—	3.2	—	—	—	3.2	923.8
GROSS PROFIT	476.1	29.7	1.6	4.7	—	—	—	36.0	512.1
% OF NET SALES-without precious metals	51.7%								55.4%
SG&A EXPENSES	418.5	(19.9)	(4.9)	(1.8)	—	—	—	(26.6)	391.9
% OF NET SALES-without precious metals	45.5%								42.4%
RESTRUCTURING AND OTHER COSTS	12.1	—	(12.1)	—	—	—	—	(12.1)	—
INCOME FROM OPERATIONS	45.5	49.6	18.6	6.5	—	—	—	74.7	120.2
% OF NET SALES-without precious metals	4.9%								13.0%
NET INTEREST AND OTHER EXPENSE	13.8	—	—	(0.2)	(2.2)	—	—	(2.4)	11.4
PRE-TAX INCOME	31.7	49.6	18.6	6.7	2.2	—	—	77.1	108.8
INCOME TAXES	4.2	—	—	—	—	20.8	(0.3)	20.5	24.7
	13.2%								22.7%
LESS: NET INCOME ATTRIBUTABLE TO NON-CONTROLLING INTERESTS	(0.5)							—	(0.5)
NET INCOME ATTRIBUTABLE TO DENTSPLY SIRONA	$28.0							$56.6	$84.6
% OF NET SALES-without precious metals	3.0%								9.2%
EARNINGS PER SHARE - DILUTED	$0.13							$0.25	$0.38

DENTSPLY SIRONA INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(In millions)
(unaudited)

	GAAP								NON-GAAP
	Three Months Ended September 30, 2017	Amortization of Purchased Intangible Assets	Restructuring Program Related Costs and Other Costs	Business Combination Related Costs and Fair Value Adjustments	Credit Risk and Fair Value Adjustments	Tax Impact of Non-US GAAP Adjustments	Income Tax Related Adjustments	Total Non-GAAP Adjustments	Three Months Ended September 30, 2017

NET SALES	$1,009.2	—	—	1.0	—	—	—	$1.0	$1,010.2
NET SALES-without precious metals	999.8	—	—	1.0	—	—	—	1.0	1,000.8
GROSS PROFIT	559.0	28.1	0.2	3.2	0.6	—	—	32.1	591.1
% OF NET SALES-without precious metals	55.9%								59.1%
SG&A EXPENSES	430.5	(20.6)	(25.9)	(3.4)	(1.2)	—	—	(51.1)	379.4
% OF NET SALES-without precious metals	43.1%								37.9%
RESTRUCTURING AND OTHER COSTS	20.6	—	(20.6)	—	—	—	—	(20.6)	—
INCOME FROM OPERATIONS	107.9	48.7	46.7	6.6	1.8	—	—	103.8	211.7
% OF NET SALES-without precious metals	10.8%								21.2%
NET INTEREST AND OTHER EXPENSE	10.3	—	0.4	(0.2)	—	—	—	0.2	10.5
PRE-TAX INCOME	97.6	48.7	46.3	6.8	1.8	—	—	103.6	201.2
INCOME TAXES	7.1	—	—	—	—	33.9	(4.0)	29.9	37.0
	7.3%								18.4%
LESS: NET INCOME ATTRIBUTABLE TO NON-CONTROLLING INTERESTS	(0.1)							—	(0.1)
NET INCOME ATTRIBUTABLE TO DENTSPLY SIRONA	$90.6							$73.7	$164.3
% OF NET SALES-without precious metals	9.1%								16.4%
EARNINGS PER SHARE - DILUTED	$0.39							$0.31	$0.70